UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2018

OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
On April 30, 2018, Oasis Petroleum Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Company, the subsidiary guarantors named therein (the “Guarantors”) and Wells Fargo Securities, LLC, as representative of the several initial purchasers (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $400.0 million in aggregate principal amount of the Company’s 6.25% senior unsecured notes due 2026 (the “Notes”). The Notes were priced at par, and resulted in net proceeds to the Company of approximately $392.0 million, after deducting the initial purchasers’ discount and estimated offering expenses. The Company intends to use the proceeds from the offering to repurchase its existing senior notes pursuant to the previously announced tender offers. The Notes will be guaranteed on a senior unsecured basis by the Guarantors.
The Notes will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The offering is expected to close on May 14, 2018, in accordance with the terms of the Purchase Agreement.
The Purchase Agreement contains customary representations, warranties and agreements of the parties and customary conditions to closing, obligations of the parties and termination provisions. Additionally the Purchase Agreement contains customary indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
Certain of the Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates. Certain of the Initial Purchasers and affiliates of certain of the Initial Purchasers are lenders under the Company’s revolving credit facility. In addition, certain of the Initial Purchasers or their affiliates are holders of the Company’s existing senior notes that are the subject of the previously announced tender offers and may receive a portion of any net proceeds of this offering used to repurchase senior notes pursuant to such tender offers. Wells Fargo Securities, LLC and Citigroup Global Markets Inc. are the joint dealer managers for the Tender Offers and will receive customary fees and rights of indemnification in connection therewith.
A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on May 3, 2018. At the Annual Meeting, the Company’s stockholders approved the Company's Amended and Restated 2010 Long Term Incentive Plan (the “Plan”), which provided for an increase in the number of shares of the Company’s common stock available for grant under the Plan by 11,250,000 shares and extended the term of the Plan to May 3, 2028. The Plan was made effective as of May 3, 2018. A description of the material terms of the Plan was included in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2018. In addition, the foregoing summary is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders were requested to: (1) elect three Class II Directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2021 Annual Meeting of Stockholders; (2) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018; (3) approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Company's proxy statement; (4) approve the Plan; and (5) approve the amendment of the Company's certificate of incorporation to increase the number of authorized shares of the Company's common stock. The following are the final voting results on proposals considered and voted upon at the meeting, each of which is more fully described in the Company’s proxy statement filed on April 2, 2018:
1.    Each of the Class II directors that were up for election was elected for a term of three years. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
William J. Cassidy	214,420,891	20,112,507	48,872,424
Taylor L. Reid	221,305,585	13,227,813	48,872,424
Bobby S. Shackouls	227,152,053	7,381,345	48,872,424
2.    PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for 2018. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
276,373,078	6,774,881	257,863
3.    The Board proposal seeking approval, on an advisory basis, of the compensation of the Company’s executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
220,451,903	13,813,731	267,764	48,872,424
4.    The Board proposal seeking approval of the Amended and Restated 2010 Long Term Incentive Plan (the "Plan") was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
225,482,029	8,865,359	186,010	48,872,424
5.    The Board proposal seeking approval of the amendment of the Company's certificate of incorporation to increase the number of authorized shares of the Company's common stock. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
228,238,201	53,825,017	1,342,604
Item 8.01    Other Events.
On April 30, 2018, the Company issued a press release announcing the pricing of its private placement of the Notes. The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.
The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated as of April 30, 2018, among the Company, the Guarantors and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers.
10.2	Amended and Restated 2010 Long Term Incentive Plan of Oasis Petroleum Inc.
99.1	Press release announcing the pricing of the private placement, issued April 30, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: May 4, 2018	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

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